EXHIBIT 3.3


           FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      ACCESS INTEGRATED TECHNOLOGIES, INC.

      Gary Loffredo, Secretary of the herein named Corporation, hereby certifies that:

      1.  The  present  name  of  the   corporation   (hereinafter   called  the
"Corporation") is Access Integrated Technologies, Inc.

      2. The date of filing of the Third Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is November 21, 2001. The date of filing of the Second Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is October 19, 2001. The date of filing of the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 14, 2001. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 31, 2000. The original name of the Corporation was Access Colo, Inc.

      3. The Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated by striking out Articles ONE through SIXTEEN and substituting in lieu thereof new Articles ONE through TEN, which Articles shall, among other things, declare a reverse stock split of the Corporation's capital stock and eliminate certain classes and series at the Corporation's capital stock (the "Third Amended and Restated Certificate of Incorporation").

      4. The provisions of the Third Amended and Restated Certificate of Incorporation of the Corporation are hereby amended, restated and integrated into the single instrument that is hereinafter set forth, and that is entitled the Fourth Amended and Restated Certificate of Incorporation of the Corporation without any further amendments other than the amendments herein certified.

      5. This Fourth Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in
Section 228 of the General Corporation Law of the State of Delaware.

      6. The Certificate of Incorporation, as amended and restated herein, shall, at the effective time of this Fourth Amended and Restated Certificate of Incorporation, read as follows:


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           FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      ACCESS INTEGRATED TECHNOLOGIES, INC.



            FIRST:      NAME:  The name of the Corporation is:

                        Access Integrated Technologies, Inc.

            SECOND: ADDRESS: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the agent at such address is Corporation Service Company.

            THIRD:      PURPOSE:  The purpose of the  Corporation is to engage
in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: CAPITALIZATION: The total number of shares of capital stock that the Corporation shall have authority to issue is Ninety-Five Million (95,000,000) shares as follows: (i) Eighty Million (80,000,000) shares of common stock, of which Forty Million (40,000,000) shares shall be Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), and Fifteen Million (15,000,000) shares shall be Class B Common Stock, par value $.001 per share (the "Class B Common Stock"); and (ii) Fifteen Million (15,000,000) shares of preferred stock, par value $.001 per share (the "Preferred Stock"), of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.

            Except as otherwise provided by law or this Fourth Amended and Restated Certificate of Incorporation (this "Certificate of Incorporation"), the holders of the Class A Common Stock and the Class B Common Stock, shall have all the same rights and privileges as Common Stock, except that the holders of Class A Common Stock and the Class B Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the Corporation on the following basis: (i) each share of the Class A Common Stock shall entitle the holder thereof to one vote, and (ii) each share of Class B Common Stock shall entitle the holder thereof to ten votes.

            Each share of Class B Common Stock may also be converted, at any time at the option of the holder thereof, into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock (subject to adjustment to reflect stock splits, consolidations, recapitalizations and reorganizations). Each holder of Class B Common Stock that desires to convert its shares of Class B Common Stock, into shares of Class A Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the


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Corporation or of any transfer agent for the Class B Common Stock and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled, together with a cash adjustment of any fraction of a share as hereinafter provided. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock be converted, and the person or entity entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date.

            At the option of the holders of fifty-one (51%) percent of the shares of outstanding Class B Common Stock, voting as a class, each share of Class B Common Stock shall be converted (the "Class B Conversion") into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock (subject to adjustment to reflect stock splits, stock dividends, consolidations, recaptializations, reorganizations or other like occurrences). All holders of record of shares of Class B Common Stock, then outstanding shall be given at least ten (10) days' prior written notice of the date fixed (the "Conversion Date") and place designated by the Corporation for mandatory conversion of all such shares of Class B Common Stock, pursuant to this paragraph. Such notice shall be sent by first-class or registered mail, postage prepaid, to each record holder of Class B Common Stock, at such holder's address last shown on the records of the Corporation or of any transfer agent for the Class B Common Stock. Each holder of Class B Common Stock shall surrender the certificate or certificates, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock by the Conversion Date. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled, together with a cash adjustment of any fraction of a share as hereinafter provided. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, and the person or entity entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date; PROVIDED, HOWEVER, that if such certificate or certificates are not surrendered by such holder by the Conversion Date, such conversion shall be deemed to have been made on the Conversion Date and such holder thereafter shall be deemed to have a right to receive only such number of shares of Class A Common Stock into which such holder's shares of Class B Common Stock shall be converted in accordance herewith.

            Upon the effectiveness (the "Effective Date") of the Certificate of Amendment filed by the Corporation on September 18, 2003, each five (5) shares of Class A and B Common Stock issued and outstanding on the Effective Date (the "Old Common Stock") shall be converted into one (1) share of Class A and B Common Stock, respectively (the "New Common Stock"), subject to the treatment of fractional share interests as described below. A holder of such five (5) shares shall be entitled to receive, upon surrender of a stock certificate or stock certificates representing such Old Common Stock (the "Old Certificates," whether one or more) to the Corporation for cancellation, a certificate of certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old


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Common Stock formerly  represented by such Old  Certificates  so surrendered are reclassified under the terms hereof. No certificates representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. In lieu of such fractional shares, each holder of Class Old Common Stock who or that would otherwise have been entitled to a fraction of a share of such common stock upon surrender of such holder's Old Certificates will be entitled to receive one sole share of such common stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his or her certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that any stockholder will not be entitled to receive more than one share of New Common Stock in lieu of fractional shares. If any New Certificate is to be issued in a name other than that in which the Old
Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and registered in such name or names as such holder may direct, subject to compliance with applicable laws and the Third Amended and Restated Stockholders' Agreement, as amended, supplemented, restated or otherwise modified from time to time, among the Corporation and certain of its stockholders to the extent such designation shall involve a transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

            FIFTH: VOTING: The holders of the Common Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation for each share held by such holders in accordance with Section 4 hereof.

            SIXTH:      The Corporation is to have perpetual existence.

            SEVENTH:    In  furtherance  and not in  limitation  of the powers
conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

            EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in any statute) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.



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            NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            TENTH: The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director, officer or other authorized representative of the Corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.


            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the Delaware General Corporation Law as in effect at the time of the alleged breach of duty by such director.

            Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article. The rights conferred by this Article shall not be exclusive of any other right which the Corporation may now or hereafter grant, or any person may have or hereafter acquire, under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The rights conferred by this Article shall continue as to any person who shall have ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

            For the purposes of this Article, the term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person who is or was serving another Corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

Executed on November 14, 2003

                                                /s/ Gary Loffredo
                                                --------------------------------
                                                Gary Loffredo, Secretary



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